EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-133631 and No. 333-212977 of Community Bancorp. on Form S-8 of our report dated June 21, 2024, appearing in this Annual Report on Form 11-K of Community Bancorp & Designated Subsidiaries Retirement Savings Plan for the year ended December 31, 2023.

Waltham, Massachusetts

June 21, 2024

VT Reg. No. 92-0000278